UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

 CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Next Bridge Hydrocarbons, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction

of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

6300 Ridglea Place, Suite 950 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 438-1937

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Change in Control of Registrant.

Next Bridge Hydrocarbons, Inc. (the “Company”) was a 100% owned subsidiary of Meta Materials, Inc. (“Meta”) prior to the distribution of 100% of the outstanding common stock, par value $.0001 per share, of the Company (the “Spin-Off”) completed by Meta on December 14, 2022 (the “Distribution Date”). Meta completed the Spin-Off by distributing ratably to the holders of Meta’s Series A Non-Voting Preferred Stock (the “Series A Preferred Stock”), one share of the Company’s common stock for every one share of Series A Preferred Stock held by such holder on December 12, 2022, the record date. Following completion of the Spin-Off, the Company is an independent, public reporting company, and Meta retains no ownership interest in the Company. On December 20, 2022, the Company issued a press released announcing completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing summary of the Spin-Off does not purport to be complete and is subject to, and qualified in its entirety by, the descriptions of the material terms set forth in the section entitled “The Spin-Off” in the Company’s Registration Statement on Form S-1, as amended, and the accompanying prospectus, declared effective November 18, 2022 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors and Officers

The Board of Directors of the Company (the “Board”) expanded its size to five directors, effective as of the Distribution Date. Effective immediately following the Spin-Off, each of Clifton DuBose, Jr., Joseph DeWoody, Mia Pitts and Kristin Whitley were elected as directors of the Company, and Ken Rice and George Palikaras, who had been serving as members of the Board, resigned to be directors of the Company. Robert L. Cook was previously elected to serve as a director of the Company and will continue to serve as a director following the Spin-Off.

As of the Distribution Date:

•	Clifton DuBose, Jr. was appointed to serve as Chief Executive Officer and Chairman of the Board;

•	Luke T. Hawkins was appointed to serve as Chief Financial Officer;

•	Joseph DeWoody was appointed to serve as President;

•	Delvina Oelkers was appointed to serve as Chief Operating Officer;

•	Kristin Whitley, as the chairperson, Mia Pitts and Robert L. Cook were appointed to serve as members of the Audit Committee;

•	Mia Pitts, as the chairperson, Kristin Whitley and Robert L. Cook were appointed to serve as members of the Compensation Committee;

•	Robert L. Cook, as the chairperson, Kristin Whitley and Mia Pitts were appointed to serve as members of the Corporate Governance and Nominating Committee; and

•	Joseph DeWoody, as the chairperson, Kristin Whitley and Robert L. Cook were appointed to serve as members of the Environmental, Social and Governance (ESG) Committee.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated December 20, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.
Date: December 20, 2022	By:	/s/ Clifton DuBose, Jr.
		Name:	Clifton DuBose, Jr.
		Title:	Chairman and Chief Executive Officer